EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports Second Quarter 2017 Results

ENGLEWOOD CLIFFS, N.J., July 27, 2017 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $7.7 million for the second quarter of 2017 compared with $11.9 million for the first quarter of 2017 and $10.9 million earned during the second quarter of 2016.  Diluted earnings per share were $0.24 for the current quarter versus $0.37 earned in the first quarter of 2017 and $0.36 earned in the second quarter of 2016.

During the quarter we recorded a $9.7 million pretax expense due to further weakness in the valuation of NYC taxi medallions, thereby reducing the carrying value of our taxi medallion loan portfolio, which is predominantly corporate medallions, to $50.9 million. Excluding expense related to taxi medallion loan valuation and net securities gains, earnings per share increased to $0.42 for the second quarter of 2017, as compared with $0.38 for the first quarter of 2017 and $0.39 for the second quarter of 2016.

Frank Sorrentino, ConnectOne’s Chairman and CEO stated, “We are exceedingly pleased with our second quarter operating performance. Loans receivable increased by $190 million from the prior quarter-end and, consistent with our emphasis on diversifying our loan mix, commercial and industrial loans grew by $69 million, representing an annualized growth rate of 50.8% for this non-CRE segment.  Overall loan growth since year-end 2016 has amounted to $286 million, or 16.4% annualized.  Meanwhile, core deposit growth has also exhibited strong progress.  For the current quarter, our total demand deposits (including both interest and noninterest-bearing) increased by $49 million, or 16.0% on an annualized basis.  Additional deposit growth is expected through enhanced cash management service capabilities, expansion of our municipal and private-school relationships, and better utilization of our modern branch model which allows our staff to focus on sales. The Company remains focused on accelerating deposit growth so that it is commensurate with strong loan growth.  On a GAAP basis, return on average assets was 0.69% and return on average tangible equity was 7.80%; however, when excluding the aforementioned taxi charge, the adjusted return on average assets and return on average tangible equity was 1.20% and 13.5%, respectively, reflecting strengthening underlying core performance.  Meanwhile, our net interest margin widened by 5 basis points to 3.45% and the operating efficiency ratio improved to 41.6%, from 44.0% in the first quarter of 2017 due to seasonal factors and continued operational leverage.  We expect our efficiency ratio to improve further in future quarters.  Augmenting our efficiency and deposit gathering capabilities, we are proud to announce our new partnerships with Zelle, the consortium of the top 30 banks in the country to provide real-time payments, and with nCino, one of the most efficient and streamlined deposit and loan operating systems in the industry, which will continue to support our best-in-class efficiency metrics.”

Mr. Sorrentino commented further, “While we are disappointed that weakness in the taxi medallion sector has negatively impacted this quarter’s results, our taxi medallion exposure is now down to 1.3% of our loan portfolio; a level where, regardless of final resolution, no negative impact is expected on our strategic plans.”

Operating Results

Fully taxable equivalent net interest income for the second quarter of 2017 was $35.8 million, an increase of $1.9 million, or 5.5%, from the first quarter of 2017, resulting from an increase in average interest-earning assets of 2.8% and the widening of the net interest margin to 3.45% from 3.40%.  Included in net interest income was accretion and amortization of purchase accounting adjustments of $0.3 million and $0.6 million during the second and first quarter of 2017, respectively.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.42% in the second quarter of 2017, widening by 9 basis-points from the first quarter 2017 adjusted net interest margin of 3.33%.  The increase in the adjusted net interest margin was primarily attributable to higher yields on loans and an improved asset-mix, partially offset by lower yields on securities and an increased cost in deposit funding.

Fully taxable equivalent net interest income for the second quarter of 2017 reflected an increase of $2.7 million, or 8.2%, from the second quarter of 2016, resulting from an increase in average interest-earning assets of 6.5% and the widening of the net interest margin by 5 basis-points to 3.45% from 3.40%. Included in net interest income was accretion and amortization of purchase accounting adjustments of $0.3 million and $1.2 million during the second quarter of 2017 and second quarter of 2016, respectively.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.42% in the second quarter of 2017, widening by 14 basis-points from the second quarter of 2016 adjusted net interest margin of 3.28%.  The increase in the adjusted net interest margin was primarily attributable to higher yields on loans and an improved asset-mix, partially offset by lower yields on securities and an increased cost in deposit funding.

Noninterest income totaled $1.4 million in the second quarter of 2017, $3.0 million in the first quarter of 2017 and $1.6 million in the second quarter of 2016.  There were no net securities gains/(losses) during the second quarter of 2017. The first quarter of 2017 and the second quarter of 2016 included net securities gains of $1.6 million and $0.1 million, respectively.  Excluding the securities gains, noninterest income remained flat when compared to the sequential quarter and the prior year second quarter.  Noninterest income also includes bank owned life insurance and deposit, loan and other income.

Noninterest expenses totaled $25.3 million for the second quarter of 2017, up $7.1 million from $18.2 million for the first quarter of 2017 and up $10.9 million from $14.4 million for the second quarter of 2016.  The increase from the sequential quarter was mainly attributable to an increase in the taxi medallion loans held-for-sale valuation allowance, which was $9.7 million in the current quarter and $2.6 million in the first quarter of 2017.  In addition, decreases in occupancy and equipment expenses ($0.3 million) and other expenses ($0.2 million), partially offset by increases in salaries and employee benefits ($0.4 million), contributed to the overall increase in noninterest expenses from the first quarter of 2017.  The increase from the prior year second quarter was mainly attributable to the valuation allowance of which there was none in the prior year’s period.  In addition, increases in salaries and employee benefits ($0.9 million), FDIC insurance premiums ($0.2 million), data processing ($0.1 million), and other expense ($0.1 million), partially offset by a decrease in occupancy and equipment expenses ($0.2 million), contributed to the overall increase in noninterest expense from the second quarter of 2016.  The increases over the prior year second quarter were the result of increased levels of business and staff resulting from organic growth.

Income tax expense was $2.1 million for the second quarter of 2017, compared to $4.9 million for the first quarter of 2017 and $5.0 million for the second quarter of 2016.  Included in income tax expense for the second and first quarter of 2017 is a benefit of $47 thousand and $133 thousand, respectively, which resulted from the effect of implementing ASU 2016-09, which relates to the recognition of excess tax benefits in the income statement (formerly through equity) that result from employee share-based payment awards.  The effective tax rate for the current quarter was 21.4% versus 31.5% for the prior-year quarter.  Excluding any changes to the taxi medallion valuation allowance, the effective tax rate for 2017 is expected to be maintained in the low 30% range.

Asset Quality

The provision for loan losses increased to $1.5 million in the second quarter of 2017 from $1.1 million in the first quarter of 2017, and decreased from $3.8 million in the second quarter of 2016.  The increase from the sequential quarter was largely attributable to higher loan growth.  The decrease from the prior year quarter was largely attributable to decreases in specific reserves.

As of June 30, 2017, loans held-for-sale included loans secured by NYC taxi medallions, predominantly corporate medallions, totaling $50.9 million (net of a $12.3 million valuation allowance), compared to $65.6 million (with no valuation allowance) as of December 31, 2016.  The decrease was primarily attributable to the aforementioned taxi medallion valuation allowance and a payoff of two corporate medallions for $1.1 million.  The increase of the valuation allowance to $12.3 million compared to year-end 2016 was the result of reduced medallion lease revenues, lower transfer valuations as reported by the New York City Taxi and Limousine Commission, and uncertainty surrounding institutional investor interest in the NYC taxi business.  The valuation allowance is based on a per medallion value of approximately $374,000 as of June 30, 2017, down from $450,000 as of March 31, 2017.  The carrying value of taxi medallion loans at June 30, 2017 ($50.9 million) represents just 1.33% of total loans and 1.09% of total assets. Taxi medallion loans are on non-accrual status but are currently cash flowing in excess of $3 million on an annualized basis.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $63.5 million at June 30, 2017, $69.4 million at December 31, 2016 and $23.9 million at June 30, 2016.  Included in nonperforming assets were taxi medallion loans, totaling $48.9 million at June 30, 2017, $63.0 million at December 31, 2016 and $3.9 million at June 30, 2016.  Nonperforming assets as a percentage of total assets were 1.36% at June 30, 2017, 1.57% at December 31, 2016, and 0.56% at June 30, 2016.  Excluding the taxi medallion loans, nonaccrual loans increased to $14.1 million at June 30, 2017, from $5.7 million at December 31, 2016 and decreased from $18.0 million at June 30, 2016.  Nonaccrual loans as a percentage of loans receivable, excluding taxi medallion loans, were 0.37% at June 30, 2017, 0.16% at December 31, 2016 and 0.55% at June 30, 2016.

Annualized net charge-offs were (0.01)% (a net recovery) for the first and second quarters of 2017 and 0.01% for the second quarter of 2016.  The allowance for loan losses represented 0.76%, 0.74%, and 0.97% of loans receivable as of June 30, 2017, December 31, 2016 and June 30, 2016, respectively.  The allowance for loan losses as a percentage of nonaccruals, excluding taxi medallion loans, was 202.1% as of June 30, 2017, 449.0% as of December 31, 2016 and 138.8% as of June 30, 2016.

Selected Balance Sheet Items

At June 30, 2017, the Company’s total assets were $4.7 billion, an increase of $255 million from December 31, 2016.  Total loans (including loans held-for-sale) at June 30, 2017 were $3.8 billion, reflecting net loan growth (loan originations less pay-downs and pay-offs) of $259 million from December 31, 2016, primarily attributable to increases in multifamily ($202 million), other commercial real estate ($65 million), commercial and industrial ($56 million) and residential real estate ($19 million), offset by decreases in construction ($55 million) and loans held-for-sale ($27 million).

The Company’s stockholders’ equity was $546 million at June 30, 2017, an increase of $15.1 million from December 31, 2016.  The increase in stockholders’ equity was primarily attributable to an increase of $14.7 million in retained earnings and approximately $1.0 million of equity issuance related to stock-based compensation, partially offset by an increase to accumulated other comprehensive loss of $0.4 million.  As of June 30, 2017, the Company’s tangible common equity ratio and tangible book value per share were 8.77% and $12.42, respectively.  As of December 31, 2016, the tangible common equity ratio and tangible book value per share were 8.93% and $11.96, respectively. Total goodwill and other intangible assets were approximately $149 million as of both June 30, 2017 and December 31, 2016.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP/adjusted financial measures including an adjusted net income available to common shareholders. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Second Quarter 2017 Conference Call

Management will host a conference call and audio webcast at 10:00 a.m. ET on July 27, 2017 to review the Company's financial performance and operating results.  The conference call dial-in number is 719-325-2353, access code 2896145. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Company’s website ir.ConnectOneBank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, July 27, 2017 and ending on Wednesday, August 2, 2017 by dialing 719-457-0820, access code 2896145.  An online archive of the webcast will be available following the completion of the conference call at ir.ConnectOneBank.com.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and serves as the holding company for ConnectOne Bank ("the Bank"). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 20 other banking offices.

For more information visit https://www.ConnectOneBank.com/.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)
	June 30,	December 31,	June 30,
	2017	2016	2016
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$54,305	$37,150	$35,850
Interest-bearing deposits with banks	92,203	163,249	139,263
Cash and cash equivalents	146,508	200,399	175,113

Investment securities:
Available-for-sale	402,130	353,290	208,266
Held-to-maturity (fair value of $-0-, $-0-, $227,427)	-	-	214,718

Loans held-for-sale (net of $12,325, $-0-, $-0- valuation allowance)	51,124	78,005	360

Loans receivable	3,761,572	3,475,832	3,375,620
Less: Allowance for loan losses	28,401	25,744	32,763
Net loans receivable	3,733,171	3,450,088	3,342,857

Investment in restricted stock, at cost	32,152	24,310	25,210
Bank premises and equipment, net	21,630	22,075	22,477
Accrued interest receivable	13,194	12,965	12,726
Bank owned life insurance	99,777	98,359	80,028
Other real estate owned	580	626	2,029
Goodwill	145,909	145,909	145,909
Core deposit intangibles	2,702	3,088	3,474
Other assets	32,403	37,234	29,747
Total assets	$4,681,280	$4,426,348	$4,262,914

LIABILITIES
Deposits:
Noninterest-bearing	$695,522	$694,977	$648,664
Interest-bearing	2,734,851	2,649,294	2,552,329
Total deposits	3,430,373	3,344,271	3,200,993
Borrowings	626,173	476,280	496,414
Subordinated debentures (net of $539, $621, $714 in debt issuance costs)	54,616	54,534	54,441
Other liabilities	23,945	20,231	26,652
Total liabilities	4,135,107	3,895,316	3,778,500

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	412,546	412,726	374,287
Additional paid-in capital	12,377	11,407	9,864
Retained earnings	141,178	126,462	121,301
Treasury stock	(16,717)	(16,717)	(16,717)
Accumulated other comprehensive loss	(3,211)	(2,846)	(4,321)
Total stockholders' equity	546,173	531,032	484,414
Total liabilities and stockholders' equity	$4,681,280	$4,426,348	$4,262,914

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	06/30/17	06/30/16	06/30/17	06/30/16
Interest income
Interest and fees on loans	$40,632	$36,561	$78,638	$71,578
Interest and dividends on investment securities:
Taxable	1,799	1,965	3,347	4,105
Tax-exempt	831	996	1,785	1,879
Dividends	290	370	620	722
Interest on federal funds sold and other short-term investments	139	146	385	280
Total interest income	43,691	40,038	84,775	78,564
Interest expense
Deposits	5,495	4,434	10,604	8,373
Borrowings	3,095	3,210	5,929	6,477
Total interest expense	8,590	7,644	16,533	14,850

Net interest income	35,101	32,394	68,242	63,714
Provision for loan losses	1,450	3,750	2,550	6,750
Net interest income after provision for loan losses	33,651	28,644	65,692	56,964

Noninterest income
Annuities and insurance commissions	-	32	39	72
Income on bank owned life insurance	714	616	1,417	1,228
Net gains on sale of loans held-for-sale	49	56	70	92
Deposit, loan and other income	659	763	1,302	1,277
Net gains on sale of investment securities	-	103	1,596	103
Total noninterest income	1,422	1,570	4,424	2,772

Noninterest expenses
Salaries and employee benefits	8,632	7,753	16,838	15,353
Occupancy and equipment	1,991	2,154	4,246	4,401
FDIC insurance	815	615	1,710	1,210
Professional and consulting	734	700	1,452	1,412
Marketing and advertising	289	250	545	523
Data processing	1,149	1,010	2,298	2,033
Amortization of core deposit intangible	193	217	386	434
Increase in valuation allowance, loans held-for-sale	9,725	-	12,325	-
Other expenses	1,775	1,653	3,752	3,339
Total noninterest expenses	25,303	14,352	43,552	28,705

Income before income tax expense	9,770	15,862	26,564	31,031
Income tax expense	2,087	5,003	7,001	9,781
Net income	7,683	10,859	19,563	21,250
Less: Preferred stock dividends	-	-	-	22
Net income available to common stockholders	$7,683	$10,859	$19,563	$21,228

Earnings per common share:
Basic	$0.24	$0.36	$0.61	$0.71
Diluted	0.24	0.36	0.60	0.70

Dividends per common share	$0.075	$0.075	$0.150	$0.150

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures, provided below is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except share data)
	As of
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2017	2017	2016	2016	2016
Selected Financial Data
Total assets	$4,681,280	$4,460,816	$4,426,348	$4,327,804	$4,262,914
Loans receivable:
Commercial	610,442	541,690	554,065	644,430	630,425
Commercial real estate-other	1,218,995	1,192,074	1,154,154	1,139,641	1,104,214
Commercial real estate-multifamily	1,251,962	1,134,760	1,050,067	961,163	967,555
Commercial construction	431,049	460,611	486,228	471,109	443,277
Residential	251,108	242,883	232,547	229,401	230,497
Consumer	2,005	2,811	2,380	2,879	1,976
Gross loans	3,765,561	3,574,829	3,479,441	3,448,623	3,377,944
Unearned net origination fees	(3,989)	(3,166)	(3,609)	(3,147)	(2,324)
Loans receivable	3,761,572	3,571,663	3,475,832	3,445,476	3,375,620
Loans held-for-sale (net of valuation allowance)	51,124	62,255	78,005	15,112	360
Total loans	3,812,696	3,633,918	3,553,837	3,460,588	3,375,980

Securities available-for-sale	402,130	352,476	353,290	338,459	208,266
Securities held-to-maturity	-	-	-	-	214,718
Goodwill and other intangible assets	148,611	148,804	148,997	149,190	149,383
Deposits:
Noninterest-bearing demand	695,522	671,183	694,977	655,683	648,664
Interest-bearing demand	572,438	547,934	563,740	531,500	523,742
Savings	189,862	188,790	205,551	207,717	210,040
Money market	990,223	977,357	911,867	866,710	866,643
Time deposits	982,328	970,213	968,136	1,007,339	951,904
Total deposits	3,430,373	3,355,477	3,344,271	3,268,949	3,200,993

Borrowings	626,173	491,226	476,280	481,337	496,414
Subordinated debentures (net of issuance costs)	54,616	54,575	54,534	54,490	54,441
Total stockholders' equity	546,173	540,277	531,032	499,588	484,414

Quarterly Average Balances
Total assets	$4,495,573	$4,382,314	$4,349,961	$4,344,796	$4,212,307
Loans receivable:
Commercial	603,733	557,347	644,263	632,892	626,902
Commercial real estate (including multifamily)	2,337,499	2,222,795	2,130,955	2,081,741	2,056,263
Commercial construction	451,038	466,455	479,342	462,399	418,769
Residential	246,864	237,418	229,738	229,953	231,553
Consumer	2,929	2,460	2,777	2,771	2,865
Gross loans	3,642,063	3,486,475	3,487,075	3,409,756	3,336,352
Unearned net origination fees	(3,967)	(3,304)	(3,151)	(2,956)	(2,295)
Loans receivable	3,638,096	3,483,171	3,483,924	3,406,800	3,334,057
Loans held-for-sale	61,259	65,860	4,549	478	395
Total loans	3,699,355	3,549,031	3,488,473	3,407,278	3,334,452

Securities available-for-sale	391,965	367,940	351,809	269,895	202,103
Securities held-to-maturity	-	-	-	143,146	218,220
Goodwill and other intangible assets	148,737	148,930	149,123	149,317	149,525
Deposits:
Noninterest-bearing demand	667,461	655,597	666,913	640,323	581,743
Interest-bearing demand	582,196	549,335	534,127	553,401	528,954
Savings	186,033	199,000	205,477	211,162	215,267
Money market	944,646	958,656	891,764	872,937	791,845
Time deposits	976,012	963,976	985,944	1,007,530	889,561
Total deposits	3,356,348	3,326,564	3,284,225	3,285,353	3,007,370

Borrowings	514,161	442,595	476,925	488,015	639,054
Subordinated debentures	55,155	55,155	55,155	55,155	55,155
Total stockholders' equity	549,748	539,544	511,663	495,141	483,519

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2017	2017	2016	2016	2016
Net interest income	$35,101	$33,141	$33,407	$33,024	$32,394
Provision for loan losses	1,450	1,100	25,200	6,750	3,750
Net interest income after provision for loan losses	33,651	32,041	8,207	26,274	28,644
Noninterest income
Annuity and insurance commissions	-	39	51	68	32
Income on bank owned life insurance	714	703	715	615	616
Net gains on sale of loans held-for-sale	49	21	86	56	56
Deposit, loan and other income	659	643	721	706	763
Net gains on sale of investment securities	-	1,596	-	4,131	103
Total noninterest income	1,422	3,002	1,573	5,576	1,570
Noninterest expenses
Salaries and employee benefits	8,632	8,206	7,888	7,791	7,753
Occupancy and equipment	1,991	2,255	2,122	2,049	2,154
FDIC insurance	815	895	985	745	615
Professional and consulting	734	718	901	667	700
Marketing and advertising	289	256	222	293	250
Data processing	1,149	1,149	1,106	1,002	1,010
Amortization of core deposit intangible	193	193	193	193	217
Increase in valuation allowance, loans held-for-sale	9,725	2,600	-	-	-
Other expenses	1,775	1,977	1,835	1,811	1,653
Total noninterest expenses	25,303	18,249	15,252	14,551	14,352

Income (loss) before income tax expense	9,770	16,794	(5,472)	17,299	15,862
Income tax expense (benefit)	2,087	4,914	(3,448)	5,443	5,003
Net income (loss) available to common stockholders	$7,683	$11,880	$(2,024)	$11,856	$10,859

Reconciliation of GAAP Earnings to Earnings excluding Net Securities Gains and Expenses Related to the Taxi Medallion Portfolio
Net income (loss) available to common stockholders	$7,683	$11,880	$(2,024)	$11,856	$10,859
Net gains on sales of securities (after taxes)	-	(1,093)	-	(2,643)	(66)
Provision related to taxi medallion loans (after taxes)	-	-	14,196	2,958	1,035
Increase in valuation allowance, loans held-for-sale (after taxes)	5,719	1,538	-	-	-
Net income available to common stockholders-adjusted	$13,402	$12,325	$12,172	$12,171	$11,828
Weighted average diluted shares outstanding	32,255,770	32,192,643	30,729,359	30,401,684	30,340,376
Diluted EPS (GAAP)	$0.24	$0.37	$(0.07)	$0.39	$0.36
Diluted EPS-adjusted (Non-GAAP) (1)	0.42	0.38	0.40	0.40	0.39

Return on Assets Measures
Net income available to common stockholders-adjusted	$13,402	$12,325	$12,172	$12,171	$11,828

Average assets	$4,495,573	$4,382,314	$4,349,961	$4,344,796	$4,212,307
Less: average intangible assets	(148,737)	(148,930)	(149,123)	(149,317)	(149,525)
Average tangible assets	$4,346,836	$4,233,384	$4,200,838	$4,195,479	$4,062,782
Return on avg. assets (GAAP)	0.69%	1.10%	-0.19%	1.09%	1.04%
Return on avg. assets-adjusted (non-GAAP) (2)	1.20%	1.14%	1.11%	1.11%	1.13%
Return on avg. tangible assets (non-GAAP) (3)	0.72%	1.15%	-0.18%	1.14%	1.09%
Return on avg. tangible assets-adjusted (non-GAAP) (4)	1.25%	1.19%	1.16%	1.16%	1.18%
_____
(1) Represents adjusted earnings available to common stockholders divided by weighted average diluted shares outstanding.
(2) Adjusted net income divided by average assets.
(3) Net income excluding amortization of intangible assets divided by average tangible assets.
(4) Adjusted net income excluding amortization of intangible assets divided by average tangible assets.
	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2017	2017	2016	2016	2016
Return on Equity Measures
Net income available to common stockholders-adjusted	$13,402	$12,325	$12,172	$12,171	$11,828

Average common equity	$549,748	$539,544	$511,663	$495,141	$483,519
Less: average intangible assets	(148,737)	(148,930)	(149,123)	(149,317)	(149,525)
Average tangible common equity	$401,011	$390,614	$362,540	$345,824	$333,994

Return on avg. common equity (GAAP)	5.61%	8.93%	-1.57%	9.53%	9.03%
Return on avg. common equity-adjusted (non-GAAP) (5)	9.78%	9.26%	9.46%	9.78%	9.84%
Return on avg. tangible common equity (non-GAAP) (6)	7.80%	12.45%	-2.10%	13.77%	13.23%
Return on avg. tangible common equity-adjusted (non-GAAP) (7)	13.52%	12.91%	13.48%	14.13%	14.24%

Efficiency Measures
Total noninterest expenses	$25,303	$18,249	$15,252	$14,551	$14,352
Increase in valuation allowance, loans held-for-sale	(9,725)	(2,600)	-	-	-
Foreclosed property expense	(71)	(100)	(81)	(37)	10
Operating noninterest expense	$15,507	$15,549	$15,171	$14,514	$14,362

Net interest income (tax equivalent basis)	$35,839	$33,956	$34,120	$33,762	$33,112
Noninterest income	1,422	3,002	1,573	5,576	1,570
Net gains on sales of investment securities	-	(1,596)	-	(4,131)	(103)
Operating revenue	$37,261	$35,362	$35,693	$35,207	$34,579

Operating efficiency ratio (non-GAAP) (8)	41.6%	44.0%	42.5%	41.2%	41.5%

Net Interest Margin
Average interest-earning assets	$4,168,344	$4,053,324	$4,038,030	$4,041,020	$3,912,802

Net interest income (tax equivalent basis)	$35,839	$33,956	$34,120	$33,762	$33,112
Impact of purchase accounting fair value marks	(316)	(649)	(960)	(1,045)	(1,245)
Adjusted net interest income	$35,523	$33,307	$33,160	$32,717	$31,867

Net interest margin (GAAP)	3.45%	3.40%	3.36%	3.32%	3.40%
Adjusted net interest margin (non-GAAP) (9)	3.42%	3.33%	3.27%	3.22%	3.28%
_____
(5) Adjusted earnings available to common stockholders divided by average common equity.
(6) Earnings available to common stockholders excluding amortization of intangibles assets divided by average tangible common equity.
(7) Adjusted earnings available to common stockholders divided by average tangible common equity.
(8) Operating noninterest expense divided by operating revenue.
(9) Adjusted net interest income excluding amortization of intangibles assets divided by average interest-earning assets.
	As of
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in thousands, except share data)	2017	2017	2016	2016	2016
Capital Ratios and Book Value per Share
Common equity	$546,173	$540,277	$531,032	$499,588	$484,414
Less: intangible assets	(148,611)	(148,804)	(148,997)	(149,190)	(149,383)
Tangible common equity	$397,562	$391,473	$382,035	$350,398	$335,031

Total assets	$4,681,280	$4,460,816	$4,426,348	$4,327,804	$4,262,914
Less: intangible assets	(148,611)	(148,804)	(148,997)	(149,190)	(149,383)
Tangible assets	$4,532,669	$4,312,012	$4,277,351	$4,178,614	$4,113,531

Common shares outstanding	32,015,317	32,004,471	31,944,403	30,197,318	30,197,318

Common equity ratio (GAAP)	11.67%	12.11%	12.00%	11.54%	11.36%
Tangible common equity ratio (non-GAAP) (10)	8.77%	9.08%	8.93%	8.39%	8.14%

Regulatory capital ratios (Bancorp):
Leverage ratio	9.33%	9.44%	9.29%	8.49%	8.52%
Common equity Tier 1 risk-based ratio	9.48%	9.79%	9.74%	9.25%	9.10%
Risk-based Tier 1 capital ratio	9.60%	9.92%	9.87%	9.38%	9.23%
Risk-based total capital ratio	11.46%	11.83%	11.78%	11.69%	11.44%

Regulatory capital ratios (Bank):
Leverage ratio	10.34%	10.50%	10.34%	9.57%	9.62%
Common equity Tier 1 risk-based ratio	10.64%	11.03%	10.98%	10.58%	10.43%
Risk-based Tier 1 capital ratio	10.64%	11.03%	10.98%	10.58%	10.43%
Risk-based total capital ratio	11.32%	11.70%	11.63%	11.57%	11.30%

Book value per share (GAAP)	$17.06	$16.88	$16.62	$16.54	$16.04
Tangible book value per share (non-GAAP) (11)	12.42	12.23	11.96	11.60	11.09

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2017	2017	2016	2016	2016
Net Charge-Off Detail
Net loan charge-offs:
Charge-offs	$10	$72	$37,074	$1,910	$77
Recoveries	(60)	(129)	(2)	(12)	(16)
Net loan charge-offs	$(50)	$(57)	$37,072	$1,898	$61
as a % of average total loans (annualized)	-0.01%	-0.01%	4.23%	0.22%	0.01%

Asset Quality
Nonaccrual taxi medallion loans	$48,884	$59,054	$63,044	$3,637	$3,882
Nonaccrual loans, excluding taxi medallion loans	14,055	12,790	5,734	7,856	18,029
Other real estate owned	580	580	626	626	2,029
Total nonperforming assets	$63,519	$72,424	$69,404	$12,119	$23,940

Performing troubled debt restructurings	$10,221	$10,005	$13,338	$105,338	$97,831

Allowance for loan losses ("ALLL")	$28,401	$26,901	$25,744	$37,615	$32,763
ALLL, net of taxi specific reserves	28,401	26,901	25,744	25,081	25,026

Nonaccrual loans as a % of loans receivable, excluding taxi medallion loans	0.37%	0.36%	0.16%	0.24%	0.55%
Nonperforming assets as a % of total assets	1.36%	1.62%	1.57%	0.28%	0.56%
ALLL as a % of loans receivable	0.76%	0.75%	0.74%	1.09%	0.97%
ALLL as a % of nonaccrual loans	45.1%	37.4%	37.4%	327.3%	149.5%
ALLL (excluding taxi medallion specific reserves) as a % of nonaccrual loans (excluding taxi medallion loans)	202.1%	210.3%	449.0%	319.3%	138.8%
ALLL (excluding taxi medallion specific reserves) as a % of loans receivable (excluding taxi medallion loans)	0.76%	0.75%	0.74%	0.75%	0.76%
_____
(10) Tangible common equity divided by tangible assets.
(11) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)
Investment securities (1) (2)	$390,462	$3,079	3.16%	$366,473	$3,015	3.34%	$418,270	$3,497	3.36%
Loans receivable and loans held-for-sale (2) (3) (4)	3,699,355	40,921	4.44	3,549,031	38,308	4.38	3,334,057	36,743	4.43
Federal funds sold and interest-
bearing deposits with banks	52,099	139	1.07	115,025	246	0.87	128,994	146	0.46
Restricted investment in bank stock	26,428	290	4.40	22,795	330	5.87	31,481	370	4.73
Total interest-earning assets	4,168,344	44,429	4.28	4,053,324	41,899	4.19	3,912,802	40,756	4.19
Allowance for loan losses	(27,355)			(26,215)			(29,924)
Noninterest-earning assets	354,584			355,205			329,429
Total assets	$4,495,573			$4,382,314			$4,212,307

Interest-bearing liabilities:
Money market deposits	944,646	1,609	0.68	958,656	1,515	0.64	791,845	992	0.50
Savings deposits	186,033	75	0.16	199,000	79	0.16	215,267	156	0.29
Time deposits	976,012	3,311	1.36	963,976	3,091	1.30	889,561	2,857	1.29
Other interest-bearing deposits	582,196	500	0.34	549,335	424	0.31	528,954	429	0.33
Total interest-bearing deposits	2,688,887	5,495	0.82	2,670,967	5,109	0.78	2,425,627	4,434	0.74

Borrowings	514,161	2,244	1.75	442,595	1,985	1.82	639,054	2,355	1.48
Subordinated debentures (5)	55,155	810	5.89	55,155	808	5.94	55,155	812	5.92
Capital lease obligation	2,720	41	6.05	2,752	41	6.04	2,844	43	6.08
Total interest-bearing liabilities	3,260,923	8,590	1.06	3,171,469	7,943	1.02	3,122,680	7,644	0.98

Demand deposits	667,461			655,597			581,743
Other liabilities	17,441			15,705			24,365
Total noninterest-bearing liabilities	684,902			671,302			606,108
Stockholders' equity	549,748			539,543			483,519
Total liabilities and stockholders' equity	$4,495,573			$4,382,314			$4,212,307

Net interest income (tax equivalent basis)		35,839			33,956			33,112
Net interest spread (6)			3.22%			3.17%			3.21%

Net interest margin (7)			3.45%			3.40%			3.40%

Tax equivalent adjustment		(738)			(815)			(718)
Net interest income		$35,101			$33,141			$32,394

(1) Average balances are calculated on amortized cost.
(2) Interest income is presented on a tax equivalent basis using 35% federal tax rate.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Does not reflect netting of debt issuance costs of $565, $580 and $714 for the three months ended June 30, 2017 March 31, 2017 and June 30, 2016, respectively.
(6) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(7) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(8) Rates are annualized.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Jake Ciorciari, MWWPR
646.376.7042; jciorciari@mww.com